SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2000

LINCOLN SNACKS COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23048 (Commission File No.)	47-0758569 (IRS Employer Identification Number)

30 Buxton Farm Road, Stamford, Connecticut 06905
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (203) 329-4545

N/A
(Former name or former address, if changed since last report)

2

Item 5.   Other Events

                 On August 3, 2001, Lincoln Snacks Company, a Delaware corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger, dated as of August 2, 2001 (the “Merger Agreement”) with Brynwood Partners III L.P. (“Brynwood”) and Lincoln Snacks Acquisition Corp. (“Lincoln Acquisition”), a wholly-owned subsidiary of Brynwood. Pursuant to the Merger Agreement, Lincoln Acquisition would be merged into the Company. Upon consummation of the merger contemplated by the Merger Agreement, each share of Common Stock, par value $0.01, of the Company (other than shares owned by Brynwood and shares the holders of which have exercised appraisal rights under Delaware law) would be converted into the right to receive $3.50 in cash. The Company’s press release dated August 3, 2001 is incorporated herein by reference and filed as Exhibit 19.

Item 7.   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Description

2	Agreement and Plan of Merger, dated as of August 2, 2001, among Lincoln Snacks Company, Lincoln Snacks Acquisition Corp. and Brynwood Partners III L.P.

19	Press Release, dated August 3, 2001, of Lincoln Snacks Company

3

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN SNACKS COMPANY

	By:	/s/ JOANNE W. PRIER
Joanne W. Prier Vice President and Chief Financial Officer
Date: August 3, 2001

EXHIBIT INDEX

Exhibit No.	Description

2	Agreement and Plan of Merger, dated as of August 2, 2001, among Lincoln Snacks Company, Lincoln Snacks Acquisition Corp. and Brynwood Partners III L.P.

19	Press Release, dated August 3, 2001, of Lincoln Snacks Company